Traction Consulting

ABN: 79 130 096 623

42 Rainford St
Surry Hills
NSW 2010

Retainer Agreement

Between: Traction Consulting Pty Ltd and Velocity Oil & Gas, Inc. (the Company)

•	I, James Moses, as President of Velocity Oil & Gas, Inc agree to perform the following services for the Company

•	The services to be provided are the executive management activities of Velocity Oil & Gas, Inc.

•	The services will be provided under a Retainer Agreement between Velocity Oil & Gas and my personal company, Traction Consulting Pty Ltd.

•	The Retainer Agreement will be for a monthly amount of $5,000.00, to be accrued at the commencement of each month. Payment will be in shares and/or cash as permitted by the Company's cash position.

•	The Retainer Agreement is to commence from 15 September, 2008, and will remain in force until agreed otherwise by both parties

Payment details

Please make payment of the agreed monthly amount at the commencement of each month to the following bank account details and include the reference number VEL_TRC01.

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Expenses (such as airfares or accommodation) will be itemised and invoiced separately from the amount of the Retainer Agreement at the end of each month.

TRACTION CONSULTING

James Moses
Managing Director

Agreed:
Frank Jacobs. President (outgoing)
Velocity Oil & Gas